Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Post-effective Amendment No. 2 to Form S-1 (Registration No. 333-272628) on Form S-3 of our report dated March 27, 2024, relating to the consolidated financial statements of Zura Bio Limited as of and for the year ended December 31, 2023, and the period from January 18, 2022 (date of inception) to December 31, 2022, which is incorporated by reference in the Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey

September 5, 2024